Exhibit 1.1

Schedule 3(a) – Subsidiaries

Name	Jurisdiction of Formation

Naples Women’s Center, LLC (“NWC”)	Florida

HLYK Florida LLC	Florida

Schedule 3(j) SEC Documents

None.

Schedule 3(k) – Absence of Certain Changes

Schedule 3(k)(i)

None.

Schedule 3(k)(ii)

None.

Schedule 3(p) – Transactions with Affiliates

A.	HealthLynked’s Chief Executive Officer, Dr. Michael Dent (“DMD”) first provided an up to $175,000 unsecured note payable to HealthLynked with a 0% interest rate. During 2013 the limit on the unsecured Note Payable was increased up to $500,000 and during 2014 it was increased to $750,000 with a maturity date of December 31, 2017. During January 2017, the note was again amended to extend the maturity date until December 31, 2018, to accrue interest on outstanding balances after January 1, 2017 at a rate of 10% per annum, and to fix interest accrued on balances between January 1, 2015 and December 31, 2016 at an amount equal to $22,108 (the “$750k DMD Note”). All principal and interest is due at maturity of the $750k DMD Note. The balance on the “$750k DMD Note was $241,050 as of June 30, 2018. Interest accrued on the $750k DMD Note as of June 30, 2018 and December 31, 2017 was $51,901 and $43,963, respectively.

B.	HealthLynked has issued unsecured promissory notes separate from the one described above that are payable to Dr. Michael Dent totaling $436,450 as of June 30, 2018. Interest accrued on the unsecured promissory notes as of June 30, 2018 and December 31, 2017 was $40,256 and $19,350, respectively.

C.	On February 12, 2018, HealthLynked issued a warrant to purchase 6,678,462 shares of common stock to DMD as an inducement to (i) extend the maturity dates of up to $439,450 loaned by Dr. Dent to HealthLynked in 2017 and 2018 in the form of unsecured promissory notes, including $75,000 loaned from Dr. Dent to HealthLynked in January 2018 to allow HealthLynked to retire an existing convertible promissory note payable to Power-up Lending Group Ltd. before such convertible promissory note became eligible for conversion, and (ii) provide continued loans to HealthLynked. The warrant is immediately exercisable at an exercise price of $0.065 per share, subject to adjustment, and expires five years after the date of issuance. The fair value of the warrants was calculated using the Black-Scholes pricing model at $337,466, with the following assumptions: risk-free interest rate of 2.56%, expected life of 5 years, volatility of 268.90%, and expected dividend yield of zero. Because the fair value of the warrants was greater than 10% of the present value of the remaining cash flows under the modified promissory notes, the transaction was treated as a debt extinguishment and reissuance of new debt instruments pursuant to the guidance of ASC 470-50 “Debt – Modifications and Extinguishments” (“ASC 470-50”).

D.	During 2017, HealthLynked entered into an agreement with MedOffice Direct (“MOD”), a company majority-owned by HealthLynked’s CEO and largest shareholder, Dr. Michael

Dent, pursuant to which HealthLynked will pay rent to MOD in the amount of $2,040 per month through July 31, 2018. During the six months ended June 30, 2018 and 2017, HealthLynked recognized rent expense to MOD in the amount of $12,240 and $12,240, respectively.

E.	During 2017, HealthLynked entered into a separate Marketing Agreement with MOD pursuant to which MOD agreed to market the HealthLynked Network to its physician practice clients, in exchange for a semi-annual fee of $25,000. This agreement was terminated on April 15, 2018.

Schedule 3(q) Equity Capitalization

Schedule 3(q)(i)

None.

Schedule 3(q)(ii)

Warrants:

		Issuance	Expiration	Exercise
Holder	Reason for Issuance	Date	Date	Price	Number
Dr. Michael Dent	Consideration for accrued interest	01/01/15	01/01/25	$0.050	2,000,000
Urania Holdings	Warrant coverage for private placement	07/01/16	07/01/21	$0.100	1,250,000
Iconic Holdings LLC	Attached to $550k Promissory Note	07/07/16	07/07/21	$0.090	6,111,111
Delaney Equity Group	Commission for promissory note	07/07/16	07/07/21	$0.090	277,778
Gerald Eicke	Warrant coverage for private placement	07/18/16	07/18/21	$0.100	625,000
Bob Gasparini	Warrant coverage for private placement	07/21/16	07/21/21	$0.100	312,500
Iconic Holdings LLC	Extension #1 of $550k and $50k Note	02/10/17	02/10/22	$0.150	500,000
Iconic Holdings LLC	Investment Agreement Warrants	03/23/17	03/23/22	$0.250	4,000,000
Iconic Holdings LLC	Investment Agreement Warrants	03/23/17	03/23/22	$0.500	2,000,000
Iconic Holdings LLC	Investment Agreement Warrants	03/23/17	03/23/22	$1.000	1,000,000
Iconic Holdings LLC	Attached to $111k Promissory Note	05/22/17	05/22/22	$0.750	133,333
Delaney Equity Group	Fee for $111k Promissory Note	05/22/17	05/22/22	$0.750	6,667
Delaney Equity Group	Fee for Investment Agreement Warrants	06/07/17	06/07/22	$0.250	200,000
Delaney Equity Group	Fee for Investment Agreement Warrants	06/07/17	06/07/22	$0.500	100,000
Delaney Equity Group	Fee for Investment Agreement Warrants	06/07/17	06/07/22	$1.000	50,000
J Charles Assets	Fee warrants	08/05/17	08/04/20	$0.400	50,000
Iconic Holdings LLC	Extension #2 of $550k and $50k Note	08/08/17	08/08/22	$0.300	1,000,000
Bob Gasparini	Attached to private placement	10/05/17	10/04/22	$0.300	126,666
Leonard Splane	Attached to private placement	10/18/17	10/17/22	$0.300	166,666
Duncan Johnson	Attached to private placement	11/01/17	10/31/22	$0.300	666,666
BMA Securities	Fee for private placement	11/01/17	10/31/22	$0.200	83,333
Michael Dent	Debt Inducement	02/12/18	02/12/23	$0.065	6,678,462
Ilan Armati	Attached to private placement	01/11/18	01/11/23	$0.150	588,235
Jon Barthelme	Attached to private placement	02/28/18	02/27/23	$0.150	1,176,471
Joseph Lerner	Attached to private placement	02/28/18	02/27/23	$0.150	588,235
Iconic Holdings LLC	Extension of $111k Note	03/28/18	03/28/23	$0.050	125,000
Richard Cavalli	IR Services	06/06/18	06/06/21	$0.150	100,000
Howard Isaacs	IR Services	06/06/18	06/06/21	$0.150	500,000
Anthony Scoleri	Attached to private placement	06/14/18	06/13/23	$0.350	104,000
					30,520,123

Options:

				Vest	Vest
	Issue	Total	Exercise	Start	End
Employee	Date	Grant	Price	Date	Date	Vesting
Time Based Vesting
George O'Leary	07/01/16	100,000	$0.08	07/01/16	07/01/17	End of first year
George O'Leary	07/01/16	100,000	$0.08	07/01/17	07/01/18	Ratably over second year
George O'Leary	07/01/18	150,000	$0.31	07/01/19	07/01/19	End of first year
George O'Leary	07/01/18	600,000	$0.31	07/01/19	07/01/22	Monthly for 3 years
Michael Dent	07/01/16	200,000	$0.08	07/01/16	07/01/17	End of first year
Michael Dent	07/01/16	150,000	$0.08	07/01/17	07/01/18	Ratably over second year
Michael Dent	07/01/16	100,000	$0.08	07/01/18	07/01/19	Ratably over third year
Michael Dent	07/01/16	50,000	$0.08	07/01/19	07/01/20	Ratably over fourth year
Rob Horel	11/28/16	50,000	$0.20	11/28/16	11/28/17	One year anniversary
Rob Horel	11/28/16	75,000	$0.20	11/28/17	11/28/18	Second year anniversary
Rob Horel	11/28/16	174,996	$0.20	11/28/18	11/28/19	Ratably over third year
Howard Isaacs	04/06/18	133,000	$0.10	04/06/18	04/06/18	Fully vested at grant
Fred Herbst	05/21/18	3,000	$0.15	05/21/18	05/21/18	Fully vested at grant
Fred Herbst	05/21/18	3,000	$0.15	05/21/19	05/21/19	On first anniversary
Fred Herbst	05/21/18	3,000	$0.15	05/21/20	05/21/20	On Second anniversary
Fred Herbst	05/21/18	3,000	$0.15	05/21/21	05/21/21	On third anniversary
Fred Herbst	05/21/18	3,000	$0.15	05/21/22	05/21/22	On fourth anniversary
		1,897,996

D	Performance Based Vesting

	George O'Leary	07/01/16	100,000	$0.08	E	E	FY16 budgeted earnings
F	George O'Leary	07/01/16	100,000	$0.08	12/31/16	12/31/16	FY16 individual goals
	George O'Leary	07/01/16	100,000	$0.08	E	E	FY17 budgeted earnings
	George O'Leary	07/01/16	100,000	$0.08	F	F	FY17 individual goals
	George O'Leary	07/01/18	75,000	$0.31	D	D	FY18 budgeted earnings
	George O'Leary	07/01/18	75,000	$0.31	D	D	FY18 individual goals
	George O'Leary	07/01/18	75,000	$0.31	D	D	FY19 budgeted earnings
	George O'Leary	07/01/18	75,000	$0.31	D	D	FY19 individual goals
	George O'Leary	07/01/18	75,000	$0.31	D	D	FY20 budgeted earnings
	George O'Leary	07/01/18	75,000	$0.31	D	D	FY20 individual goals
	George O'Leary	07/01/18	75,000	$0.31	D	D	FY21 budgeted earnings
	George O'Leary	07/01/18	75,000	$0.31	D	D	FY21 individual goals

	Michael Dent	07/01/16	100,000	$0.08	E	E	FY16 revenue
	Michael Dent	07/01/16	100,000	$0.08	F	F	FY16 Adjusted EBITDA
	Michael Dent	07/01/16	75,000	$0.08	E	E	FY17 revenue
	Michael Dent	07/01/16	75,000	$0.08	F	F	FY17 Adjusted EBITDA
	Michael Dent	07/01/16	50,000	$0.08	D	D	FY18 revenue
	Michael Dent	07/01/16	50,000	$0.08	D	D	FY18 Adjusted EBITDA
	Michael Dent	07/01/16	25,000	$0.08	D	D	FY19 revenue
	Michael Dent	07/01/16	25,000	$0.08	D	D	FY19 Adjusted EBITDA

	Rob Horel	11/28/16	100,000	$0.20	E	E	FY17 HLKD Network revenue
	Rob Horel	11/28/16	50,000	$0.20	E	E	FY17 individual goals
	Rob Horel	11/28/16	100,000	$0.20	D	D	FY18 HLKD Network revenue
	Rob Horel	11/28/16	50,000	$0.20	D	D	FY18 individual goals
	Rob Horel	11/28/16	100,000	$0.20	D	D	FY19 HLKD Network revenue
	Rob Horel	11/28/16	50,000	$0.20	D	D	FY19 individual goals

	Fred Herbst	05/21/18	1,250	$0.15	D	D	FY18 revenue
	Fred Herbst	05/21/18	1,250	$0.15	D	D	FY18 income
	Fred Herbst	05/21/18	1,250	$0.15	D	D	FY19 revenue
	Fred Herbst	05/21/18	1,250	$0.15	D	D	FY19 income
	Fred Herbst	05/21/18	1,250	$0.15	D	D	FY20 revenue
	Fred Herbst	05/21/18	1,250	$0.15	D	D	FY20 income
	Fred Herbst	05/21/18	1,250	$0.15	D	D	FY21 revenue
	Fred Herbst	05/21/18	1,250	$0.15	D	D	FY21 income
			1,960,000
	TOTALS		3,857,996

Notes:

A	The fair value of options calculated using Black Scholes

B	Pursuant to ASC 718, the number of shares granted is reduced by assumed forfeitures. Assume 20% forfeitures from attrition through the 5-year vesting period.

C	These option grants are based on service period vesting, meaning that the only requirement for vesting is that the employee remain employed. Accordingly, the total value to be expensed is spread evenly over the vesting period.

D	Pursuant to ASC 718, a company should recognize compensation cost for awards with performance conditions if and when the company concludes that it is probable that the performance condition will be achieved, ASC 718’s use of the term probable is consistent with that term’s use in ASC 450, Contingencies, which refers to an event that is likely to occur. A company should reassess the probability of vesting at each reporting period for awards with performance conditions and adjust compensation cost based on its probability assessment. As of December 31, 2016, because HLKD has not launched its product or generated any revenue or earnings, it is not reasonably probable that any of the future revenue and earnings based performance goals will be achieved.

E	Performance target was not met

F	Performance target was met

Schedule 3(q)(iii)

	Borrowing	Inception	Maturity	Interest	Conversion	Face
Lender	Entity	Date	Date	Rate	Rate	Value
Convertible Notes Payable
Iconic Holdings LLC	HLYK	07/07/16	07/07/19	6%	$0.08	550,000.00	A
Iconic Holdings LLC	HLYK	07/07/16	07/11/19	10%	$0.10	50,000.00	A
Iconic Holdings LLC	HLYK	05/22/17	07/11/19	10%	$0.35	111,000.00	A
Mary Duncan	HLYK	10/27/17	10/26/18	10%	35% discount	171,500.00
Morningview Financial LLC	HLYK	01/02/18	01/02/19	10%	28% discount	57,750.00
Auctus Fund LLC	HLYK	02/02/18	02/02/19	10%	40% discount	112,750.00
EMA Financial LLC	HLYK	02/13/18	02/13/19	10%	40% discount	83,000.00
LG Capital Funding LLC	HLYK	03/05/18	03/05/19	10%	40% discount	105,000.00
Power Up Lending Group Ltd.	HLYK	04/02/18	01/15/19	10%	39% discount	63,000.00
Morningview Financial LLC	HLYK	04/16/18	04/17/18	10%	40% discount	57,750.00
ONE44 Capital LLC	HLYK	04/18/18	04/18/19	10%	40% discount	90,000.00
Power Up Lending Group Ltd.	HLYK	04/18/18	01/30/19	10%	39% discount	53,000.00
LG Capital Funding LLC	HLYK	05/03/18	05/03/19	10%	40% discount	68,250.00
Cerberus Finance Group Ltd.	HLYK	05/07/18	05/07/19	10%	40% discount	37,000.00
Power Up Lending Group Ltd.	HLYK	05/09/18	02/28/19	10%	39% discount	63,000.00
Adar Bays LLC	HLYK	05/24/18	05/24/19	10%	40% discount	78,750.00
						1,751,750.00
Notes Payable
Power Up Lending Group Ltd.	HLYK	06/01/18	11/23/18	B	n/a	81,761.75
						81,761.75
Related Party Notes Payable
Dr. Michael Dent	HLYK	01/12/17	01/13/19	10%	n/a	35,000.00
Dr. Michael Dent	HLYK	01/18/17	01/19/19	10%	n/a	20,000.00
Dr. Michael Dent	HLYK	01/24/17	01/15/19	10%	n/a	50,000.00
Dr. Michael Dent	HLYK	02/09/17	02/10/19	10%	n/a	30,000.00
Dr. Michael Dent	HLYK	04/20/17	04/21/19	10%	n/a	10,000.00
Dr. Michael Dent	HLYK	06/15/17	06/16/19	10%	n/a	32,500.00
Dr. Michael Dent	HLYK	08/17/17	08/18/18	10%	n/a	20,000.00
Dr. Michael Dent	HLYK	08/24/17	08/25/18	10%	n/a	37,500.00
Dr. Michael Dent	HLYK	09/07/17	09/08/18	10%	n/a	35,000.00
Dr. Michael Dent	HLYK	09/21/17	09/22/18	10%	n/a	26,500.00
Dr. Michael Dent	HLYK	09/29/17	09/30/18	10%	n/a	12,000.00
Dr. Michael Dent	HLYK	12/21/17	12/22/18	10%	n/a	14,000.00
Dr. Michael Dent	HLYK	01/08/18	01/09/19	10%	n/a	75,000.00
Dr. Michael Dent	HLYK	01/11/18	01/12/19	10%	n/a	9,000.00
Dr. Michael Dent	HLYK	01/26/18	01/27/19	10%	n/a	17,450.00
Dr. Michael Dent	HLYK	05/03/18	05/04/19	10%	n/a	12,500.00
Dr. Michael Dent	NWC	Var	12/31/18	10%	n/a	241,050.00	C
						677,500.00

A	Debt is secured by up to $300,000 of Naples Women's Center receivables and remaining assets of HealthLynked Corp.

B	This note does not have stated interest rate, but was instead issued at a discount and is subject to weekly installment payments of $4,047.65 through maturity.

C	Prior to August 2014, NWC was owned and controlled by the Company’s Chief Executive Officer, Dr. Michael Dent (“DMD”). DMD first provided an up to $175,000 unsecured note payable to the Company with a 0% interest rate. During 2013 the limit on the unsecured Note Payable was increased up to $500,000 and during 2014 it was increased to $750,000 with a maturity date of December 31, 2017. During January 2017, the note was again amended to extend the maturity date until December 31, 2018, to accrue interest on outstanding balances after January 1, 2017 at a rate of 10% per annum, and to fix interest accrued on balances between January 1, 2015 and December 31, 2016 at an amount equal to $22,108 (the “$750k DMD Note”). All principal and interest is due at maturity of the $750k DMD Note.

Schedule 3(q)(iv)

None.

Schedule 3(q)(v)

1.	Registration Rights Agreement by and between the Company and Iconic Holdings LLC, dated July 7, 2016.

Schedule 3(q)(vi)

None.

Schedule 3(q)(vii)

None.

Schedule 3(q)(viii)

None.

Schedule (r) – Indebtedness and Other Contracts

Schedule 3(r)(i)

	Borrowing	Inception	Maturity	Interest	Conversion	Face
Lender	Entity	Date	Date	Rate	Rate	Value
Convertible Notes Payable
Iconic Holdings LLC	HLYK	07/07/16	07/07/19	6%	$0.08	550,000.00	A
Iconic Holdings LLC	HLYK	07/07/16	07/11/19	10%	$0.10	50,000.00	A
Iconic Holdings LLC	HLYK	05/22/17	07/11/19	10%	$0.35	111,000.00	A
Mary Duncan	HLYK	10/27/17	10/26/18	10%	35% discount	171,500.00
Morningview Financial LLC	HLYK	01/02/18	01/02/19	10%	28% discount	57,750.00
Auctus Fund LLC	HLYK	02/02/18	02/02/19	10%	40% discount	112,750.00
EMA Financial LLC	HLYK	02/13/18	02/13/19	10%	40% discount	83,000.00
LG Capital Funding LLC	HLYK	03/05/18	03/05/19	10%	40% discount	105,000.00
Power Up Lending Group Ltd.	HLYK	04/02/18	01/15/19	10%	39% discount	63,000.00
Morningview Financial LLC	HLYK	04/16/18	04/17/18	10%	40% discount	57,750.00
ONE44 Capital LLC	HLYK	04/18/18	04/18/19	10%	40% discount	90,000.00
Power Up Lending Group Ltd.	HLYK	04/18/18	01/30/19	10%	39% discount	53,000.00
LG Capital Funding LLC	HLYK	05/03/18	05/03/19	10%	40% discount	68,250.00
Cerberus Finance Group Ltd.	HLYK	05/07/18	05/07/19	10%	40% discount	37,000.00
Power Up Lending Group Ltd.	HLYK	05/09/18	02/28/19	10%	39% discount	63,000.00
Adar Bays LLC	HLYK	05/24/18	05/24/19	10%	40% discount	78,750.00
						1,751,750.00
Notes Payable
Power Up Lending Group Ltd.	HLYK	06/01/18	11/23/18	B	n/a	81,761.75
						81,761.75

Related Party Notes Payable

Dr. Michael Dent	HLYK	01/12/17	01/13/19	10%	n/a	35,000.00
Dr. Michael Dent	HLYK	01/18/17	01/19/19	10%	n/a	20,000.00
Dr. Michael Dent	HLYK	01/24/17	01/15/19	10%	n/a	50,000.00
Dr. Michael Dent	HLYK	02/09/17	02/10/19	10%	n/a	30,000.00
Dr. Michael Dent	HLYK	04/20/17	04/21/19	10%	n/a	10,000.00
Dr. Michael Dent	HLYK	06/15/17	06/16/19	10%	n/a	32,500.00
Dr. Michael Dent	HLYK	08/17/17	08/18/18	10%	n/a	20,000.00
Dr. Michael Dent	HLYK	08/24/17	08/25/18	10%	n/a	37,500.00
Dr. Michael Dent	HLYK	09/07/17	09/08/18	10%	n/a	35,000.00
Dr. Michael Dent	HLYK	09/21/17	09/22/18	10%	n/a	26,500.00
Dr. Michael Dent	HLYK	09/29/17	09/30/18	10%	n/a	12,000.00
Dr. Michael Dent	HLYK	12/21/17	12/22/18	10%	n/a	14,000.00
Dr. Michael Dent	HLYK	01/08/18	01/09/19	10%	n/a	75,000.00
Dr. Michael Dent	HLYK	01/11/18	01/12/19	10%	n/a	9,000.00
Dr. Michael Dent	HLYK	01/26/18	01/27/19	10%	n/a	17,450.00
Dr. Michael Dent	HLYK	05/03/18	05/04/19	10%	n/a	12,500.00
Dr. Michael Dent	NWC	Var	12/31/18	10%	n/a	241,050.00	C
						677,500.00

A	Debt is secured by up to $300,000 of Naples Women's Center receivables and remaining assets of HealthLynked Corp.

B	This note does not have stated interest rate, but was instead issued at a discount and is subject to weekly installment payments of $4,047.65 through maturity.

C	Prior to August 2014, NWC was owned and controlled by the Company’s Chief Executive Officer, Dr. Michael Dent (“DMD”). DMD first provided an up to $175,000 unsecured note payable to the Company with a 0% interest rate. During 2013 the limit on the unsecured Note Payable was increased up to $500,000 and during 2014 it was increased to $750,000 with a maturity date of December 31, 2017. During January 2017, the note was again amended to extend the maturity date until December 31, 2018, to accrue interest on outstanding balances after January 1, 2017 at a rate of 10% per annum, and to fix interest accrued on balances between January 1, 2015 and December 31, 2016 at an amount equal to $22,108 (the “$750k DMD Note”). All principal and interest is due at maturity of the $750k

DMD Note.

Schedule 3(r)(ii)

None.

Schedule 3(r)(iii)

None.

Schedule 3(r)(iv)

HealthLynked owes Iconic $711,000, which will require raising debt or equity capital to repay. If HealthLynked is unable to do so, defaulting on these loans would have a material adverse effect on the HealthLynked’s financial position. The Notes are due July 7, 2019.

Detailed Description Of The Material Terms Of Such Outstanding Indebtedness

Convertible notes payable are comprised of the following:

	Borrowing	Inception	Maturity	Interest	Conversion	Face
Lender	Entity	Date	Date	Rate	Rate	Value
Convertible Notes Payable
Iconic Holdings LLC	HLYK	07/07/16	07/07/19	6%	$0.08	550,000.00
Iconic Holdings LLC	HLYK	07/07/16	07/11/19	10%	$0.10	50,000.00
Iconic Holdings LLC	HLYK	05/22/17	07/11/19	10%	$0.35	111,000.00
Mary Duncan	HLYK	10/27/17	10/26/18	10%	35% discount	171,500.00
Morningview Financial LLC	HLYK	01/02/18	01/02/19	10%	28% discount	57,750.00
Auctus Fund LLC	HLYK	02/02/18	02/02/19	10%	40% discount	112,750.00
EMA Financial LLC	HLYK	02/13/18	02/13/19	10%	40% discount	83,000.00
LG Capital Funding LLC	HLYK	03/05/18	03/05/19	10%	40% discount	105,000.00
Power Up Lending Group Ltd.	HLYK	04/02/18	01/15/19	10%	39% discount	63,000.00
Morningview Financial LLC	HLYK	04/16/18	04/17/18	10%	40% discount	57,750.00
ONE44 Capital LLC	HLYK	04/18/18	04/18/19	10%	40% discount	90,000.00
Power Up Lending Group Ltd.	HLYK	04/18/18	01/30/19	10%	39% discount	53,000.00
LG Capital Funding LLC	HLYK	05/03/18	05/03/19	10%	40% discount	68,250.00
Cerberus Finance Group Ltd.	HLYK	05/07/18	05/07/19	10%	40% discount	37,000.00
Power Up Lending Group Ltd.	HLYK	05/09/18	02/28/19	10%	39% discount	63,000.00
Adar Bays LLC	HLYK	05/24/18	05/24/19	10%	40% discount	78,750.00

						1,751,750.00

Convertible Notes Payable ($550,000) – July 2016

On July 7, 2016, the Company entered into a 6% fixed convertible secured promissory note with an investor with a face value of $550,000 (the “$550k Note”). The $550k Note is convertible into shares of the Company’s common stock at the discretion of the note holder at a fixed price of $0.08 per share, and is secured by all of the Company’s assets. The $550k Note matures on July 7, 2019 The Company received $500,000 net proceeds from the note after a $50,000 original issue discount.

Convertible Notes Payable ($50,000) – July 2016

On July 7, 2016, the Company entered into a 10% fixed convertible commitment fee promissory note with an investor with a face value of $50,000 maturing on July 11, 2019 (the “$50k Note”). The $50k note was issued as a commitment fee payable to the Investment Agreement investor in exchange for the investor’s commitment to enter into the Investment Agreement, subject to registration of the shares underlying the Investment Agreement. The $50k Note is convertible into shares of the Company’s common stock at the discretion of the note holder at a fixed price of $0.10 per share.

Convertible Notes Payable ($111,000) – May 2017

On May 22, 2017, the Company entered into a 10% fixed convertible secured promissory note with an investor with a face value of $111,000 (the “$111k Note”). The $111k Note is convertible into shares of the Company’s common stock at the discretion of the note holder at a fixed price of $0.35 per share, and is secured by all of the Company’s assets. The $111k Note matures on July 11, 2019. The Company received $100,000 net proceeds from the note after an $11,000 original issue discount. At inception, the investors were also granted a five-year warrant to purchase 133,333 shares of the Company’s common stock at an exercise price of $0.75 per share.

Convertible Notes Payable ($171,500) – October 2017

On October 27, 2017, the Company entered into a securities purchase agreement for the sale of a $171,500 convertible note (the “$171.5k Note”) to an individual lender. The $171.5k Note included a $21,500 original issue discount, for net proceeds of $150,000. The $171.5k Note has an interest rate of 10% and a default interest rate of 22% and matures on October 26, 2018. The $171.5k Note may be converted into common stock of the Company by the holder at any time following 180 days after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 35% discount to the lowest closing bid price during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the $171.5k Note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the $171.5k Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

Convertible Notes Payable ($57,750) – January 2018

On January 2, 2018, the Company entered into a securities purchase agreement for the sale of a $57,750 convertible note (the “$58k Note”). The transaction closed on January 3, 2018. The $58k Note included a $5,250 original issue discount and $2,500 fee for net proceeds of $50,000. The $58k Note has an interest rate of 10% and a default interest rate of 18% and matures on January 2, 2019. The $58k Note may be converted into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to 28% discount to the lowest VWAP price of the Company’s common stock during the ten (10) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, 200% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

Convertible Notes Payable ($112,750) – February 2018

On February 2, 2018, the Company entered into a securities purchase agreement for the sale of a $112,750 convertible note (the “$113k Note”). The transaction closed on February 8, 2018. The $113k Note included $12,750 fees for net proceeds of $100,000. The $113k Note has an interest rate of 10% and a default interest rate of 24% and matures on February 2, 2019. The $113k Note may be converted into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, 200% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

Convertible Notes Payable ($83,000) – February 2018

On February 13, 2018, the Company entered into a securities purchase agreement for the sale of a $83,000 convertible note (the “$83k Note”). The transaction closed on February 21, 2018. The $83k Note included $8,000 fees for net proceeds of $75,000. The $83k Note has an interest rate of 10% and a default interest rate of 24% and matures on February 13, 2019. The $113k Note may be converted into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default, 200% of the outstanding principal and any interest due amount shall be immediately due.

Convertible Notes Payable ($105,000) – March 2018

On March 5, 2018, the Company entered into a securities purchase agreement for the sale of a $105,000 convertible note (the “$105k Note”). The transaction closed on March 12, 2018. The $105k Note included $5,000 fees for net proceeds of $100,000. The $105k Note has an interest rate of 10% and a default interest rate of 24% and matures on March 5, 2019. The $113k Note may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 9.9% beneficial ownership limitation, at a conversion price per share equal to 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default, 110-150% of the outstanding principal and any interest due amount shall be immediately due, depending on the nature of the breach.

Convertible Notes Payable ($63,000) – April 2018

On April 2, 2018, the Company entered into a securities purchase agreement for the sale of a $63,000 convertible note (the “$63k Note”). The transaction closed on April 3, 2018. The $63k Note included $3,000 fees for net proceeds of $60,000. The $63k Note has an interest rate of 10% and a default interest rate of 22% and matures on January 15, 2019. The $63k Note may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of the Company’s common stock during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

Convertible Notes Payable ($57,750) – April 2018

On April 16, 2018, the Company entered into a securities purchase agreement for the sale of a $57,750 convertible note (the “$57.8k Note II”). The transaction closed on April 17, 2018. The $57.8k Note II Note included $7,750 fees for net proceeds of $50,000. The $57.8k Note II Note has an interest rate of 10% and a default interest rate of 18% and matures on April 16, 2019. The $57.8k Note II Note may be converted into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, 200% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

Convertible Notes Payable ($90,000) – April 2018

On April 18, 2018, the Company entered into a securities purchase agreement for the sale of a $90,000 convertible note (the “$90k Note”). The transaction closed on April 18, 2018. The $90k Note included $4,500 fees for net proceeds of $85,500. The $90k Note has an interest rate of 10% and a default interest rate of 24% and matures on April 18, 2019. The $90k Note may be converted into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, the Company would incur a penalty of $250 per day beginning on the fourth day after the conversion notice, increasing to $500 per day beginning on the tenth day. Upon an event of default caused by the Company’s breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately

Convertible Notes Payable ($53,000) – April 2018

On April 18, 2018, the Company entered into a securities purchase agreement for the sale of a $53,000 convertible note (the “$53k Note III”). The transaction closed on April 23, 2018. The $53k Note III included $3,000 fees for net proceeds of $50,000. The $53k Note III has an interest rate of 10% and a default interest rate of 22% and matures on January 30, 2019. The $53k Note III may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of the Company’s common stock during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

Convertible Notes Payable ($68,250) – May 2018

On May 3, 2018, the Company entered into a securities purchase agreement for the sale of a $68,250 convertible note (the “$68.3k Note”). The transaction closed on May 4, 2018. The $68.3k Note included $3,250 fees for net proceeds of $60,000. The $68.3k Note has an interest rate of 10% and a default interest rate of 24% and matures on May 3, 2019. The $68.3k Note may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, the Company would incur a penalty of $250 per day beginning on the fourth day after the conversion notice, increasing to $500 per day beginning on the tenth day. Upon an event of default caused by the Company’s failure to maintain a listing for its common stock, the outstanding principal shall increase by 50%. Upon an event of default caused by the Company’s failure to maintain a bid price for its common stock, the outstanding principal shall increase by 20%.

Convertible Notes Payable ($37,000) – May 2018

On May 7, 2018, the Company entered into a securities purchase agreement for the sale of a $37,000 convertible note (the “$37k Note”). The transaction closed on May 9, 2018. The $37k Note included $2,000 fees for net proceeds of $35,000. The $37k Note has an interest rate of 10% and a default interest rate of 24% and matures on May 7, 2019. The $37k Note may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, the Company would incur a penalty of $250 per day beginning on the fourth day after the conversion notice, increasing to $500 per day beginning on the tenth day. Upon an event of default caused by the Company’s failure to maintain a listing for its common stock, the outstanding principal shall increase by 50%. Upon an event of default caused by the Company’s failure to maintain a bid price for its common stock, the outstanding principal shall increase by 20%.

Convertible Notes Payable ($63,000) – May 2018

On May 9, 2018, the Company entered into a securities purchase agreement for the sale of a $63,000 convertible note (the “$63k Note II”). The transaction closed on May 12, 2018. The $63k Note II included $3,000 fees for net proceeds of $60,000. The $63k Note II has an interest rate of 10% and a default interest rate of 22% and matures on May 7, 2019. The $63k Note II may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of the Company’s common stock during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

Convertible Notes Payable ($78,750) – May 2018

On May 24, 2018, the Company entered into a securities purchase agreement for the sale of a $78,750 convertible note (the “$78.8k Note”). The $78.8k Note included $3,750 fees for net proceeds of $75,000. The $78.8k Note has an interest rate of 10% and a default interest rate of 24% and matures on May 24, 2019. The $78.8k Note may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, the Company would incur a penalty of $250 per day beginning on the fourth day after the conversion notice, increasing to $500 per day beginning on the tenth day.

Schedule 3(s) – Absence of Litigation

None.

Schedule 3(w) – Intellectual Property Rights

Schedule 3(w)(i)

None.

Schedule 3(w)(ii)

None.

Schedule 3(aa) – Internal Accounting and Disclosure Controls

None.